UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENOVA SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

ENOVA SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON _____________ __, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Enova Systems, Inc., a California corporation, will be held on ______, ____________ __, 2012 at [__:00] a.m. local time at the offices of [Reed Smith LLP, located at 101 Second Street, Suite 1800, San Francisco, CA 94105-3659] for the following purposes:

1. To elect four directors to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are elected and qualify from among the following nominees: John J. Micek, Edwin O. Riddell, Christopher Thunen and John R. Wallace.

2. To vote on ratifying the selection of PMB Helin Donovan, LLP as the Company’s independent auditors for 2012.

3. To vote on an amendment to the 2006 Equity Compensation Plan to increase the number of shares of the common stock of the Company reserved for issuance thereunder  by 5,720,000 shares to an aggregate of 8,720,000 shares and to increase the maximum aggregate number of shares of common stock that may be subject to grants made thereunder to any individual during any calendar year from 500,000 shares to 5,000,000 shares.

4. To approve an amendment (in the event it is deemed by the Board of Directors to be advisable) to Enova’s Articles of Incorporation to effect a reverse stock split of the common stock of the Company at a ratio within the range of one-for-10 to one-for-30, as determined by the Board of Directors.

5. To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

The Board of Directors has fixed the close of business on __________ __, 2012 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of Enova Systems, Inc.’s common stock, no par value, or Preferred Stock, no par value, on that date will be entitled to receive notice of and to vote at the Annual Meeting.

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All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are requested to authorize a proxy to vote your shares by filling in and signing the enclosed proxy card, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares electronically by following the instructions on your proxy card. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

/s/ John J. Micek John J. Micek, President and Chief Executive Officer
Torrance, California
_____________ __, 2012

IMPORTANT:

Regardless of the number of shares you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card or form of instruction (in accordance with the instructions thereon) to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on ________ __, 2012: The Proxy Statement and Annual Report to Security Shareholders are available at www.proxyvote.com

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Proxy Statement

This proxy statement is furnished to the shareholders of Enova Systems, Inc., a California corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2012 Annual Meeting of Shareholders to be held on __________, _________ __, 2012 at __:00 a.m. local time at the offices of [Reed Smith LLP, located at 101 Second Street, Suite 1800, San Francisco, CA 94105-3659] and at any and all adjournments of the Annual Meeting. Directions to the offices of [Reed Smith LLP] may be obtained by calling us at the following telephone number: (310) 527-2800 ext. 118. Our principal executive offices are located at 1560 West 190th Street, Torrance, California 90501. This proxy statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to shareholders on or about ___________ __, 2012.

Please mark, date, sign and return the enclosed Proxy or form of instruction in the accompanying postage-prepaid, return envelope as soon as possible so that, if you do not attend the Annual Meeting, your shares may be voted.

Record Date and Voting

The close of business on October 11, 2012 has been fixed as the record date for determining the holders of shares of common stock, Series A Preferred Stock, and Series B Preferred Stock of Enova Systems entitled to notice of and to vote at the Annual Meeting. As of the close of business on October 11, 2012, there were 44,520,197 shares of common stock, 2,642,159 shares of Series A Preferred Stock, and 546,166 shares of Series B Preferred Stock outstanding and entitled to vote at the Annual Meeting. The common stock, Series A Preferred Stock and Series B Preferred Stock will vote together as a single class on all matters voted on at the Annual Meeting; provided, however, that the common stock is also required to vote separately as a class on Proposal 4 as described below.

Each outstanding share of common stock on the record date is entitled to one vote, each outstanding share of Series A Preferred Stock on the record date is entitled to 1/45 or 2.22% of one vote, and each outstanding share of Series B Preferred Stock on the record date is entitled to 2/45 or 4.44% of one vote on all matters voted on at the Annual Meeting. The conversion ratio for the Preferred Stock reflects anti-dilution provisions to account for the 1:45 reverse stock-split that our common stock underwent on July 20, 2005. On a converted basis, the Series A Preferred Stock holds the voting power of 58,714 shares of common stock and the Series B Preferred Stock holds the voting power of 24,274 shares of common stock. Including the Preferred Stock on an as converted basis together with the 44,520,197 outstanding shares of common stock, the total voting shares entitled to vote on the record date was 44,603,185 shares.

The presence at the Annual Meeting of a majority of the shares of common stock, Series A Preferred Stock, and Series B Preferred Stock of Enova Systems in the aggregate on an as converted basis, or approximately 22,301,593 of these shares on an as converted basis, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

With respect to the election of directors (Proposal 1), the four nominees receiving the highest number of affirmative votes of the common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), present and voting together as a single class at the meeting, either in person or by proxy, will be declared elected. The affirmative vote of a majority of the shares of common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), present and voting together as a single class at the meeting, either in person or by proxy, is required for approval of each of Proposal 2 (ratification of independent auditors) and Proposal 3 (the amendment to the 2006 Equity Compensation Plan). With respect to Proposal 4, the authorization of an amendment (in the event it is deemed by the Board of Directors to be advisable) to Enova’s Articles of Incorporation to effect a reverse stock split of the common stock of the Company at a ratio within the range of one-for-10 to one-for-30, as determined by the Board of Directors, the affirmative vote of a majority of the outstanding shares of the common stock, voting as a separate class, will be required in addition to the affirmative vote of a majority of the outstanding common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), voting together as a single class.

If a properly signed proxy is submitted but not marked as to a particular item, the shares represented thereby will be voted FOR the election of the four nominees for director of Enova Systems named in this proxy statement, FOR the ratification of the selection of PMB Helin Donovan LLP as our independent auditors for 2012, FOR the amendment to the 2006 Equity Compensation Plan to increase in the number of shares reserved for issuance thereunder and to increase the maximum aggregate number of shares of common stock that may be subject to grants made thereunder to any individual during any calendar year from 500,000 to 5,000,000 shares, and FOR an amendment (in the event it is deemed by the Board of Directors to be advisable) to Enova’s Articles of Incorporation to effect a reverse stock split of the common stock of the Company at a ratio within the range of one-for-10 to one-for-30, as determined by the Board of Directors.

Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal (other than the election of directors) has been approved, abstentions are counted as votes against the proposal and generally broker non-votes are not counted as votes for or against the proposal. Broker non-votes, however, are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Because Proposal 4 requires the approval by the affirmative vote of a majority of the outstanding shares of common stock, not just the shares present and voting at the meeting, and the affirmative vote of a majority of the common stock, Series A Preferred Stock (as converted) and Series B Preferred Stock (as converted), voting together as a single class, not just the shares present and voting at the meeting, broker non-votes will have the effect of a vote against Proposal 4.

Note that the NYSE MKT rules permit brokers to vote only with respect to “routine” matters (such as the ratification of the auditors) unless the broker has received voting instructions from the beneficial owner as to that proposal. Thus, if your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, we urge you to respond to your brokerage firm or other custodian so that your votes will be cast with respect to each of the proposals being considered at this Annual Meeting.

The Board of Directors does not know of any matters to be  presented at the Annual Meeting other than those set forth in this proxy statement, and it does not anticipate any other matters being presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

An automated system administered by our transfer agent will tabulate votes of the holders of common stock, Series A and Series B Preferred Stock cast by proxy. An employee of Enova Systems will tabulate votes cast in person at the Annual Meeting.

Solicitation

You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold beneficially in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

If you hold depositary interests representing share in Enova Systems, you should complete and return the enclosed Form of Instruction (in accordance with the instructions set out on the form) and return it to Enova Systems’ registrars, Computershare Investor Services Plc. If you hold depositary interests and wish to attend the meeting and vote your shares in person you should contact Computershare to obtain a letter of representation (please see explanatory notes on the Form of Instruction).

The solicitation of proxies will be conducted by mail and Enova Systems will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of Enova Systems common stock or preferred stock. We may conduct further solicitation personally, telephonically, by overnight courier, by facsimile or by other electronic or written means through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Revocability of Proxy

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a new proxy, by filing a written revocation with the Secretary of Enova Systems, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee.

If you hold depositary interests and wish to change or revoke your voting instructions, please contact our registrars, Computershare Investor Services Plc.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of four members. Our Bylaws provide that the size of the Board shall be not less than six members nor more than nine members. Pursuant to our Bylaws, the Board of Directors has established the authorized number of directors at six. There are currently two vacancies on the Board of Directors and the Board has determined not to nominate any person to fill either of such vacancies at this meeting.  Four nominees will stand for election at the Annual Meeting and if elected will serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualify. The following four individuals have been nominated to serve as directors: John J. Micek, Edwin O. Riddell, Christopher Thunen and John R. Wallace. The four nominees currently serve on the Board of Directors, Messrs. Micek, Riddell and Wallace having been elected at our prior annual meeting of shareholders held in December 2011 and Mr. Thunen having been appointed by the Board of Directors in June 2012 to fill a vacancy thereon.

The Board anticipates that each of the four nominees, if elected, will serve as a director. In the unexpected event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the shares of common stock, Series A Preferred Stock and Series B Preferred Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

Information Regarding Nominees

John J. Micek. Mr. Micek, age 60, was re-appointed to Enova's Board of Directors in 2007, was appointed as Chief Financial Officer, Treasurer and Secretary of the Company effective January 1, 2011 and, on June 27, 2012, was appointed to serve, in addition to the foregoing, as President and Chief Executive Officer of the Company. He previously served on the Board between April 1999 and July 2005.  From 2000 to 2010, Mr. Micek was Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since April 2010, Mr. Micek has been Managing Partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding University and corporate lab spinouts in areas including cleantech and pharma. He also is admitted to practice law in California and his prior practice focused on financial services. Currently, Mr. Micek actively serves on the Board of Directors of Armanino Foods of Distinction, Innovaro Corporation and JAL/Universal Assurors. Additionally, he currently is an adjunct faculty professor in Corporate Governance and Ethics at the graduate school of Economics at the University of San Francisco. Mr. Micek was on the Board of Directors of Universal Warranty Corporation, a wholly owned subsidiary of GMACI, from 2000-2003.

Mr. Micek’s finance and business background, longstanding relationship with our Company, and his performance as a board member of our Company led the Board of Directors to conclude that he should be nominated to serve another term as a director.

Edwin O. Riddell. Mr. Riddell, age 70, has served on the Board of Directors since 1995. He also served as our President and Chief Executive Officer from August 20, 2004 until his retirement effective August 28, 2007. Between 1999 and 2004, Mr. Riddell was President of CR Transportation Services, a consultant to the electric and hybrid vehicle industry. From 1992 to 1999, Mr. Riddell was Product Line Manager of the Transportation Business Unit at the Electric Power Research Institute, and from 1985 until 1992, he served with the Transportation Group, Inc. as Vice President of Engineering, working on electrically driven public transportation systems. From 1979 to 1985, Mr. Riddell was Vice President, General Manager and COO of Lift-U, Inc., a manufacturer of handicapped wheelchair lifts for the transit industry. He has also worked with Ford, Chrysler, and General Motors in the area of auto design, and as a member of senior management for a number of public transit vehicle manufacturers. Mr. Riddell served as a member of the American Public Transportation Association’s (APTA) Member Board of Governors for over 15 years, and served on APTA’s Board of Directors. Mr. Riddell was also Managing Partner of the U.S. Advanced Battery Consortium. He also serves on the Electric Drive Association Board of Directors.

Mr. Riddell’s prior service as chief executive officer of our Company, historical perspective on our Company’s business, relationships and strategy; and his performance as a board member of our Company led the Board of Directors to conclude that he should be nominated to serve another term as a director.

Christopher Thunen. Mr. Thunen, age 35, was appointed to the Board of Directors in 2012.  Mr. Thunen currently works in the capital markets advisory group at Scarsdale Equities, LLC where he is responsible for coordinating banking activities for the group's clients. Scarsdale Equities, LLC is an investment banking firm controlled by Mr. Tony Low-Beer, who is an investor in Enova Systems.  From 2011 to 2012, Mr. Thunen was a Vice President in the Capital Markets Advisory Group at Merriman Capital, Inc., where he was also responsible for coordinating client banking activities.  After graduation from university in 2005 through 2011, Mr. Thunen worked in the financial services industry and with a charitable foundation. Mr. Thunen holds a J.D. from Harvard Law School, an M.A. from Yale University, and a B.A. from Amherst College.  He is admitted to the State Bars of California and Connecticut and holds FINRA Series 7, 63, 86, and 87 securities licenses.

Mr. Thunen’s capital markets and corporate finance experience led the Board of Directors to conclude that he should be nominated to serve a full term as a director.

John R. Wallace. Mr. Wallace, age 64, was elected to the Board of Directors in 2002 and was elected Chairman of the Board of Directors on August 22, 2008. Mr. Wallace is currently a member of the Board of ICTRec and of SBElectronics.  Mr. Wallace was a member of the Board of Directors for Xantrex Technology, Inc. based in Burnaby, B.C., Canada from 2003 to 2008 and also held the position of CEO at Xantrex from November 2005 until September 2008. From 2002 to 2005, Mr. Wallace worked independently as a consultant in the alternative energy sector. Prior to working as a consultant, Mr. Wallace served in various capacities at Ford Motor Company from 1988 until his retirement in 2002. He served as Director of Ford’s Electronic Systems Research Laboratory, Research Staff, from 1988 through 1990. He then worked in Ford’s alternative fuel vehicle programs, serving first as Director of Technology Development Programs then as Director of Electric Vehicle Programs, Director of Alternative Fuel Vehicles, and finally Director of Environmental Vehicles. Prior to joining Ford Research Staff, he was president of Ford Microelectronics, Inc., in Colorado Springs. Mr. Wallace has been past Chairman of the Electric Vehicle Association of the Americas, past Executive Director and Chairman of the Board of Directors of TH!NK Nordic, past chairman of the United States Advanced Battery Consortium, and past Chairman of the California Fuel Cell Partnership. His other experience includes work as program manager with Intel Corporation. He also served as Director, Western Development Center, for Perkin-Elmer Corporation and as President of Precision Microdesign, Inc.

Mr. Wallace’s automotive and commercial vehicle industry experience, relationships in the electric and hybrid automotive industry, and his performance as a board member of our Company led the Board of Directors to conclude that he should be nominated to serve another term as a director.

There is no family relationship between any director, nominee, or executive officer of Enova Systems.

Required Vote and Recommendation

The holders of the common stock, Series A Preferred Stock (on an as converted basis), and Series B Preferred Stock (on an as converted basis), voting together as a single class, are entitled to elect the members of the Board.

Every shareholder entitled to vote has the right to cumulate the holder’s votes in connection with the election of our directors. Under cumulative voting, each holder of common stock, Series A and Series B Preferred Stock may cast for a single candidate, or distribute among the candidates as such holder chooses, a number of votes equal to the number of candidates (four at the Annual Meeting) multiplied by the number of votes to which holders’ shares are entitled. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder will be entitled to cumulate votes unless a shareholder has given notice at the meeting, prior to the voting, of such shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination, except to the extent that if a shareholder withholds votes from the nominees. You are being asked to grant discretionary authority to cumulate votes to the proxy holders. If cumulative voting is properly invoked by any shareholder, the holders of the proxies solicited hereby intend to vote such proxies in a manner that ensures the election of as many of the nominees set forth herein as possible.

The four nominees receiving the most votes will be elected as directors. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted FOR the nominees set forth in Proposal 1 unless contrary instructions or an abstention are set forth in the proxy. Note that the NYSE MKT rules no longer permit brokers to vote with respect to Proposal 1 if the broker has not received voting instructions from the beneficial owner as to that proposal. Thus, if your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, we urge you to respond to your brokerage firm or other custodian so that your votes will be cast with respect to the election of directors. The proxy holders named in the accompanying form of proxy, in their discretion, will if necessary, exercise cumulative voting rights to secure the election of as many of the nominees as possible.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH AND ALL OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

The Board recommends that the shareholders ratify the Audit Committee’s selection of PMB Helin Donovan LLP as the principal registered independent auditors of Enova Systems for fiscal year 2012. PMB Helin Donovan LLP has served as our registered independent auditor since January 1, 2007. A representative of PMB Helin Donovan LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PMB Helin Donovan LLP to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Enova Systems and our shareholders.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of the common stock, Series A Preferred Stock (on an as converted basis), and Series B Preferred Stock (on an as converted basis), voting together as a single class, present or represented by proxy at the Annual Meeting, is required to ratify the selection of PMB Helin Donovan. Abstentions and broker non-votes will have no effect on the outcome of the vote, although they will count towards the presence of a quorum. Proxies will be voted FOR ratifying the selection of PMB Helin Donovan LLP as our independent auditors for fiscal year 2012 unless contrary instructions are set forth in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PMB HELIN DONOVAN LLP AS ENOVA SYSTEMS’ INDEPENDENT AUDITORS FOR FISCAL YEAR 2012.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 2006 EQUITY COMPENSATION PLAN

General

The stockholders are being asked to approve an amendment to the 2006 Equity Compensation Plan (the “2006 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 5,720,000 shares, from 3,000,000 shares to an aggregate of 8,720,000 shares and to increase the maximum aggregate number of shares of common stock that may be subject to grants made thereunder to any individual during any calendar year from 500,000 shares to 5,000,000 shares.

A general description of the principal terms of the 2006 Plan, the amendment to the 2006 Plan approved by the Board of Directors and the purpose of that amendment are set below.  The description below of the 2006 Plan is qualified in its entirety by the terms of the 2006 Plan. A copy of the 2006 Plan document was previously filed  with the SEC.  A copy of the 2006 Plan will be furnished without charge to any shareholder upon written request made prior to the Annual Meeting to the attention of the Company at its principal executive offices in Torrance, California.

Awards

The 2006 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock awards, (iii) restricted stock units and (iv) stock appreciation rights. Each of these is referred to individually as an “Award.” Those who are eligible for Awards under the 2006 Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of October 12, 2012, approximately six employees, directors and consultants were eligible to participate in the 2006 Plan.

Number of Shares of Common Stock Available Under the 2006 Plan

The Board has reserved an aggregate of 3,000,000 shares of the Company’s common stock for issuance under the 2006 Plan and has reserved, pending approval of the amendment to the 2006 Plan, an additional 5,720,000 shares. The shares may be authorized, but unissued, or reacquired common stock. As of October 11, 2012, 2,341,315 shares remain available for grant under the 2006 Plan.  The 2006 Plan limits the maximum aggregate number of shares of common stock that may be subject to grants made under the 2006 Plan to any individual during any calendar year to 500,000 shares. The Board of Directors has granted, subject to and conditional upon shareholder approval of the amendment to the 2006 Plan discussed herein, options covering a total of 5,720,000 shares of the Company’s common stock, including an option in favor of Mr. Micek for 4,400,000 shares. Thus, the Board of Directors is seeking the shareholders’ approval of the amendment in order to fulfill the condition of the grant of such options. A copy of the proposed amendment is attached to this proxy statement as Exhibit A.

If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s common stock, the Compensation Committee will adjust the number and class of shares that may be delivered under the 2006 Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the 2006 Plan

The Compensation Committee administers the 2006 Plan. Unless otherwise determined by the Board, to make grants to certain of the Company’s officers and key employees, the members of the Compensation Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company can receive a federal tax deduction for certain compensation paid under the 2006 Plan. Subject to the terms of the 2006 Plan, the Compensation Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2006 Plan and outstanding Awards. Notwithstanding the foregoing, unless otherwise determined by the Board, the Compensation Committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel or substitute any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price.

Options

The Compensation Committee may grant nonqualified stock options and incentive stock options under the 2006 Plan. The Compensation Committee determines the number of shares subject to each option.

The Compensation Committee determines the exercise price of options granted under the 2006 Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for (i) 90 days following his or her termination (or within such other period of time as may be specified by the Company, but in any event no later than the date of expiration of the option term) for reasons other than death, disability or misconduct, (ii) one year following his or her termination (or within such other period of time as may be specified by the Company, but in any event no later than the date of expiration of the option term) due to death or disability.  If a participant ceases to be employed by the Company on the account of (i) termination by the Company for defined misconduct or (ii) the breach of his or her employment agreement with the Company, any option held by the participant shall (A) terminate on the date on which the participant ceases to be employed by, or provide service to, the Company, or the date on which such option would otherwise expire, if earlier or (B) if the Company determines that the participant has engaged in conduct that constitutes defined misconduct or has breached his or her employment agreement at any time while the participant is or was employed by, or providing service to, the Company terminate as of the date on which such misconduct first occurred, or the date on which option would otherwise expire, if earlier.

In the event that any Company-sponsored plan or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a participant’s options under applicable circumstances than the exercise period that is provided for above, the exercise period set forth in such plan, arrangement or agreement applicable to such circumstances shall apply.

Stock Award

The Compensation Committee may transfer shares of common stock or cash to a participant under a stock award, which award will vest in accordance with the terms and conditions established by the Compensation Committee in its sole discretion. For example, the Compensation Committee may set restrictions based on the achievement of specific performance goals. The Compensation Committee is empowered to determine the number of shares granted pursuant to an Award of stock.

Restricted Stock Units

The Compensation Committee may grant restricted stock units pursuant to the 2006 Plan.  Each restricted stock unit represents the right of the participant to receive an amount in cash or common stock (as determined by the Compensation Committee) based on the value of the restricted stock unit, if any performance goals established by the Committee are met or upon the lapse of a specified vesting period. A restricted stock unit is to be based on the fair market value of a share of common stock or on such other measurement base as the Compensation Committee deems appropriate.  The Compensation Committee is empowered to determine the number of restricted stock units to be granted and the requirements applicable to such restricted stock units

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of the Company’s common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Compensation Committee, subject to the terms of the 2006 Plan. The Compensation Committee, subject to the terms of the 2006 Plan, has discretion to determine the terms and conditions of any stock appreciation rights granted under the 2006 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.

After a termination of service with the Company unless otherwise determined by the Compensation Committee, a participant will be able to exercise the vested portion of his or her stock appreciation rights for (i) 90 days following his or her termination (or within such other period of time as may be specified by the Company, but in any event no later than the date of expiration of the stock appreciation right term) for reasons other than death, disability or misconduct, (ii) one year following his or her termination (or within such other period of time as may be specified by the Company, but in any event no later than the date of expiration of the stock appreciation term) due to death or disability. Unless otherwise determined by the Compensation Committee, if a participant ceases to be employed by the Company on the account of (i) termination by the Company for defined misconduct or (ii) the breach of his or her employment agreement with the Company, any stock appreciation right held by the participant shall (A) terminate on the date on which the participant ceases to be employed by, or provide service to, the Company, or the date on which such stock appreciation right would otherwise expire, if earlier or (B) if the Company determines that the participant has engaged in conduct that constitutes defined misconduct or has breached his or her employment agreement at any time while the participant is or was employed by, or providing service to, the Company, terminate as of the date on which such misconduct first occurred, or the date on which stock appreciation right would otherwise expire, if earlier.

In the event that any Company-sponsored plan or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a participant’s stock appreciation rights under applicable circumstances than the exercise period that is provided for above, the exercise period set forth in such plan, arrangement or agreement applicable to such circumstances shall apply.

Transferability of Awards

Except as described below, Awards granted under the 2006 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. A participant may not transfer those rights except by will or by the laws of descent and distribution. A grant instrument may provide that a participant may transfer nonqualified stock options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the participant receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

Change of Control

In the event of a change of control, except as otherwise determined by the Company, each outstanding option and stock appreciation right which is at the time outstanding automatically will become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, and the restrictions and conditions on all outstanding stock awards will lapse immediately prior to the specified effective date of such change of control, for all of the shares at the time represented by such option, stock appreciation right or stock award. Except as otherwise determined by the board, an outstanding option or stock appreciation right shall not so fully vest and be exercisable and released from such limitations and a stock award will not be released from such restrictions and restrictions on stock awards if and to the extent: (i) such option, stock appreciation right or stock award is, in connection with the change in control, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option, stock appreciation right or stock award with respect to shares of the capital stock of the successor corporation or parent thereof, or (ii) such option, stock appreciation right or stock award is to be replaced with a cash incentive program of the successor corporation or parent thereof which preserves the compensation element of such option, stock appreciation right or stock award existing at the time of the change in control and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, stock appreciation right or stock award. The determination of option, stock appreciation right or stock award comparability under clause (i) above will be made by the Compensation Committee.

Effective upon the consummation of the change of control, all outstanding options, stock appreciation rights or stock awards under the 2006 Plan will terminate and cease to remain outstanding, except to the extent assumed by the successor company or its parent.

Amendment and Termination of the 2006 Plan

The Board of Directors or its delegate has the authority to amend, alter, suspend or terminate the 2006 Plan, except that shareholder approval will be required for any amendment to the 2006 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2006 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Compensation Committee and which agreement must be in writing and signed by the participant and the Company.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2006 Plan, based on Federal income tax laws in effect on October 10, 2012. Tax consequences for any particular individual may be different. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

Nonqualified Stock Options.  No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The shares must be held for more than twelve months after the option exercise for any such additional gain on the sale to qualify for long term capital gain tax treatment. The Company will be entitled to deduct the amount of compensation income which was taxed to the participant for Federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company.

Incentive Stock Options.  No income is realized by a participant upon the grant or exercise of an incentive stock option. If shares of stock are transferred to a participant upon the exercise of an incentive stock option, and if  the participant does not dispose of the shares within two years after the date of grant of the option and one year after the transfer of such shares to such participant (a “disqualifying disposition”), then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such participant as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

If stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the participant will realize compensation (ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Company will be entitled to deduct the amount of compensation income which was taxed to the participant for Federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

Options are eligible for favorable tax treatment as incentive options only to the extent that not more than $100,000 in fair market value at the date of grant (generally measured by the exercise price) first becomes exercisable in any one calendar year. For purposes of this rule, option grants are aggregated and a series of option grants over several years may in the aggregate result in more than $100,000 of options that first became exercisable in any one calendar year. If more than $100,000 of options first become exercisable in any one year, the excess options are nonqualified options regardless of the characterization in the option grant agreement.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price or base price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The shares must be held for more than twelve months after receipt for any such additional gain on the sale to qualify for long term capital gain tax treatment. The Company will be entitled to deduct the amount of compensation income which was taxed to the participant for Federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company.

Stock Awards, Restricted Stock Units.  A participant generally will not have taxable income at the time stock or restricted stock units are granted unless the stock or restricted stock units are freely transferable or not subject to a substantial risk of forfeiture. Instead, the participant will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either freely transferable, or no longer subject to substantial risk of forfeiture. However, the recipient of a stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted by making an election under Section 83(b) of the Code. Any taxable income recognized in connection with an Award by an employee of the Company is subject to tax withholding by the Company. The Company will be entitled to deduct the amount of compensation income which was taxed to the participant for Federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company. Any additional gain or loss recognized upon any later disposition of the stock or restricted stock units would be capital gain or loss. The stock must be held for more than twelve months after the initial Award for any such additional gain on the sale to qualify for long term capital gain tax treatment.

Tax Effect for the Company.  In addition to the general rule that the Company will be entitled to deduct the amount of compensation income which was taxed to the participant for Federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company. Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 unless the compensation is performance-based compensation in accordance with the provisions of Section 162(m). These provisions include shareholder approval of the 2006 Plan, established limits on the number of Awards that any individual may receive and, for Awards other than certain stock options, established performance criteria that must be met before the Award will vest or be paid. The 2006 Plan has been designed to permit the Compensation Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a change-in-control of the issuing company, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2006 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The recipient also may be subject to penalties and interest imposed by his or her state of residence.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Equity Compensation Plan Information

For the fiscal year ended December 31, 2011, we had two equity compensation plans: the 1996 Option Plan and the 2006 Plan. Each plan was adopted with the approval of our shareholders. The 1996 Stock Option Plan has expired for purposes of issuing new grants. The 1996 Stock Option Plan, however, will continue to govern awards previously granted under that plan. The following table provides information regarding our equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	2,529,000	$1.07	436,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,529,000	$1.07	436,000

Purpose of Amendment and Effect

On July 3, 2012, in connection with his appointment as President and Chief Executive Officer, the Company agreed to grant to Mr. Micek a stock option under the 2006 Plan, exercisable for three years from the date of grant, to purchase 4,400,000 shares of the Company’s common stock. On July 27, 2012, the Board of Directors determined, as part of the Company’s cost-saving measures, to terminate further cash compensation to the Board, effective as of July 1, 2012 and approved the grant to each of Christopher Thunen, John Wallace and Edward Riddell, the non-employee Directors of the Company, of an option under the 2006 Plan, exercisable for three years, covering 440,000 shares of the common stock of Enova (or an aggregate of 1,320,000 shares of Enova’s common stock). Each of such grants was made conditional upon shareholder approval of an amendment to the 2006 Plan to increase the number of shares covered thereby by 5,720,000 shares representing the number of shares subject to those options. Additionally, the option to Mr. Micek exceeds the limit on the maximum aggregate number of shares of common stock that may be subject to grants made under the 2006 Plan to any individual during any calendar year. The Board has approved an amendment to the 2006 Plan to increase  the number of shares covered by the 2006 Plan and to increase the maximum number of shares of common stock that may be subject to grants made under the 2006 Plan to any individual in any calendar year and is hereby seeking shareholder approval of such amendment.  If the proposed amendment is approved, the options granted to Messrs. Micek, Riddell, Thunen and Wallace will be deemed to be have been granted under the 2006 Plan.

The amendments to the 2006 Plan contemplated hereby do not give effect to the reverse stock splits contemplated in this proxy statement.  If a reverse stock split is approved by the shareholders and the Board of Directors and effectuated, the number of shares covered by the 2006 Plan and the limits on grants thereunder will automatically be proportionately reduced.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of the Company’s common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), voting together as a single class, present or represented by proxy at the Annual Meeting, is required to approve the amendment to the 2006 Plan to increase the number of shares reserved for issuance thereunder by 5,720,000 shares to an aggregate of 8,720,000 shares and to increase the maximum aggregate number of shares of common stock that may be subject to grants made thereunder to any individual during any calendar year from 500,000 shares to 5,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE 2006 PLAN SET FORTH IN EXHIBIT A ATTACHED HERETO.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECTUATE A
REVERSE STOCK SPLIT AT A RATIO WITHIN THE RANGE OF 1-FOR-10 TO 1-FOR-30

General

The Company’s shareholders are being asked at the Annual Meeting to approve an amendment (in the event it is deemed by the Board of Directors to be advisable) to Enova’s Articles of Incorporation to effect a reverse stock split of the common stock of the Company at a ratio within the range of one-for-10 to one-for-30, as determined by the Board of Directors. The Board has directed that this proposal be submitted to the Company’s shareholders for consideration and action. The Board may subsequently approve and effect, in its sole discretion, a reverse stock split within the range above based on its determination of what ratio, within such range, is in the best interests of the Company and its shareholders, provided that such reverse stock split is effectuated (if at all) prior to the Company’s next Annual Meeting of Shareholders..

Except as may result from the rounding of fractional shares as described below, each shareholder will hold the same percentage of common stock outstanding immediately following any reverse stock split as each shareholder did immediately prior to such reverse stock split.  If approved by the shareholders of the Company, a reverse stock split, within such range, would become effective on any date (the "Effective Date") selected and approved by the Board on or prior to the Company's next Annual Meeting of Shareholders.  If the Board does not approve a reverse stock split within such range and effectuate the same by the date of the Company’s next Annual Meeting of Shareholders, the Board will be required to seek shareholder approval to effectuate any reverse stock split.

An amendment of the Company’s Articles of Incorporation is required to effect a reverse stock split.  The text of the form of an amendment to the Articles of Incorporation for a reverse stock split is set forth in Exhibit B to this Proxy Statement; however, such text is subject to amendment to include the specific ratio of the reverse stock split within the above-specified range of ratios and such changes as may be required by the California Secretary of State.  If Proposal 4 is approved by the requisite vote of the Company's shareholders and a reverse stock split within such range is thereafter approved by the Board of Directors, upon filing of an amendment to the Articles with the California Secretary of State on the Effective Date, a reverse stock split will be effective.  Upon the filing of an amendment to effectuate a reverse stock split, each share of the common stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into a fraction  of a share of the Company's common stock equal to a ratio approved by the Board(the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a reverse stock splits.  For example, if the Board approves a one-for-10 reverse stock split, then, upon the filing of a one-for-10 reverse stock split amendment to the Articles of Incorporation, each share of the common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into 1/10th, of a share of the Company's common stock.  In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will receive cash in lieu of such fractional share of New Common Stock in an amount equal to the product obtained by multiplying (a) the average of the high and low sales closing per share prices of the common stock as reported on the NYSE MKT on the Effective Date (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the reverse stock splits) by (b) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

Shortly after the Effective Date (if any), shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company.  Upon such surrender, a certificate representing shares of New Common Stock resulting from the applicable reverse stock split will be issued and forwarded to the shareholders (and cash in lieu of any fractional share interest); however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to the number of shares of Old Common Stock (and cash in lieu of such fractional share, as described above) that such shareholder is entitled to receive as a consequence of the resulting reverse stock split.   SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

Purpose of the Proposed Reverse Stock Split

Our common stock is currently traded on the NYSE MKT. The Board of Directors believes that maintaining a listing on the NYSE MKT is in the best interests of the Company and its shareholders through increasing value for our shareholders and facilitating the use of our common stock in financings, acquisitions and other transactions. NYSE MKT Rule 1003(f)(v) provides that the NYSE MKT “will normally consider” suspending trading or delisting a Company's common stock where it is “selling for a substantial period of time at a low price per share, if the issuer shall fail to effect a reverse split of such shares within a reasonable time after being notified that the Exchange deems such action to be appropriate under all the circumstances.” As previously reported, the NYSE MKT informed the Company that the Company’s common stock has been trading at a low price per share for a substantial period of time and thus is considering delisting the Company from the NYSE based in part on Rule 1003(f)(v).

The market price of our Common Stock has been and may continue to be volatile. From January 1, 2012 through October 1, 2012, our common stock traded as low as $0.03 and as high as $0.55. In 2011, our Common Stock traded as low as $0.13 and as high as $1.65 and in 2010 traded as low as $0.60 and as high as $2.42. The Board of Directors believes that authorization to effect a reverse split would be helpful in maintaining, but would by no means guarantee, continued compliance with the minimum price per share requirements.

 A reverse stock split, by reducing the number of issued and outstanding shares of common stock, is anticipated initially to increase proportionally the per share market price of our common stock.  It is further anticipated that the rise in the stock price would satisfy Rule 1003(f)(v) of the NYSE MKT. The Board also believes that the proposed reverse stock splits may result in a broader market for the common stock than that which currently exists.  The expected increased price level may encourage interest and trading in the common stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of common stock outstanding after the Effective Date of any one of the four proposed reverse stock splits.  Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks.  Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers.  In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.  A reverse stock split could result in a price level for the common stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the common stock.  Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such reverse stock splits.

However, there can be no assurance that the market price per share of common stock after a reverse stock split will be equal to the applicable multiple of the market price per share of Old Common Stock before a reverse stock split, or that such price will either exceed or remain in excess of the current market price or that such market price per share will be sufficient to satisfy the NYSE MKT as to the trading price of our common stock. There is no assurance that even if the Rule 1003(f)(v) is deemed to have been met that the Company will continue to be in compliance therewith or that the Company will continue to meet all other requirements necessary to continue to be listed on the NYSE MKT.  There is no assurance that the trading market for the common stock will be improved.  Shareholders should note that the Board of Directors cannot predict what effect any reverse stock split proposal will have on the market price of the common stock.

Effects of a Reverse Stock Split

Contingent upon shareholder and Board approval, a reverse stock split within the range of one-for-10 to one-for-30 will be effected by filing an amendment to the Company’s Articles of Incorporation and will be effective immediately upon such filing. The Company reserves the right to forego or postpone filing a reverse stock split amendment to the Articles if such action is determined not to be in the best interests of the Company and its shareholders.

Without any further action on the part of the Company or the shareholders, after the filing of an amendment to the Company’s Articles effecting a reverse stock split within the proposed range, the shares of Old Common Stock will be converted into and reconstituted as the appropriate number of shares of New Common Stock resulting from such reverse stock split (and, where applicable, cash in lieu of such fractional share, as described above).  This will result in some shareholders no longer owning shares of our common stock but instead being entitled only to cash in payment of their fractional share. For example, as a result of paying cash in lieu of fractional shares resulting from a one-for-10 reverse stock split, the Company estimates that the entire interest of approximately 377 shareholders (those holding fewer than 10 shares of common stock) will be eliminated pursuant to a one-for-10 reverse stock split.  As a result of paying cash in lieu of fractional shares resulting from a one-for-30 reverse stock split, the Company estimates that the entire interest of approximately 663 shareholders (those holding fewer than 30 shares of common stock) will be eliminated pursuant to a one-for-30 reverse stock split.  Because a reverse stock split would be mandatory, shareholders who hold holding fewer than the number of shares into which the Old Common Stock is constituted but who wish to retain their existing equity interest in the Company would be adversely affected.  The Company expects that, based on the one-for-10 reverse stock split ratio approximately 1,541 shares of currently outstanding shares of common stock would result in fractional share interests for which cash would be paid in such reverse stock split and, based on the one-for-30 reverse stock split) approximately 6,648 shares of currently outstanding shares of common stock would result in fractional share interests for which cash would be paid in such reverse stock split.  Shares of common stock no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of the Company.

After giving effect to the settlement of fractional shares of common stock, there will be no material differences between the rights of the shares of common stock outstanding prior to any reverse stock split and those outstanding after such reverse stock split is affected.  However, any reverse stock split will result in certain adjustments to the voting rights and conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock.  Specifically, pursuant to the terms of the Company's Articles of Incorporation, any reverse stock split will result in a proportional adjustment to the voting rights of the Series A Preferred Stock and the Series B Preferred Stock so that once a reverse stock split is effected, the relative voting power of such shares to the voting power of the common stock and to the voting power of the other series of outstanding Preferred Stock will be in the same proportion as existed immediately prior to such reverse stock split. For example, if a one-for-10 reverse stock split is effected pursuant to this Proposal 4, this adjustment would result in a reduction in the voting power of each share of the Series A Preferred Stock from 1/45th vote per share to 1/450th of a vote per share and a reduction in the voting power of the Series B Preferred Stock from 2/45th votes per share to 1/225th of a vote per share.  Thus, the proportionate voting power of the holders of the stock of the Company would not be affected.  All of the proposed reverse stock splits will also result in adjustments being made to the conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock so that such shares will be convertible into such number of shares of common stock that a holder of such Preferred Stock would have been entitled to receive if such Preferred Stock were to have been converted into common stock immediately prior to a proposed reverse stock split.  For example, under such adjustments, after a one-for-10 reverse stock split is made effective, each share of the Series A Preferred Stock will be convertible into 1/450th of a share of common stock, as compared to 1/45th of a share of common stock prior to the one-for-10 reverse stock split, and each share of the Series B Preferred Stock will be convertible into  1/225th of a share of common stock, as compared to 2/45th of a  share of common stock prior to the one-for-10 reverse stock split.  Similar adjustments will also be made to the conversion ratios and exercise provisions of the Company's various other outstanding convertible or exercisable securities as well as the 2006 Plan.

As proposed hereunder, shareholders have no right under California law to dissent from a reverse stock split of the common stock.

Consummation of any of reverse stock split within the range proposed in this proxy statement will not alter the number of authorized shares of common stock which will remain at 750,000,000 shares.  As discussed above, proportionate voting rights and other rights of the holders of common stock and Preferred Stock will not be altered by a reverse stock split (other than as a result of the payment of cash in lieu of fractional shares, as described above, and other than the change in the number of shares of common stock into which the outstanding shares of Series A Preferred Stock and Series B Preferred Stock are convertible).

Shareholders should note that certain disadvantages may result from the effectuation of a reverse stock splits.  In the event any of Proposals 4 is approved by the shareholders and the Board of Directors approves of a reverse stock split within the range proposed and effectuates such reverse stock split, the number of outstanding shares of common stock would be decreased as a result of the reverse stock split, but the number of authorized shares of common stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of common stock following any of the proposed reverse stock splits without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

As of October 11, 2012, the record date for the Annual Meeting, the number of issued and outstanding shares of Old Common Stock was 44,520,197. The following table illustrates the effects of a one-for-10 reverse stock split and a one-for 30 reverse stock split upon the number of shares of Old Common Stock issued and outstanding, and the number of authorized and unissued shares of common stock (assuming that no additional shares of Old Common Stock are issued by the Company after October 11, 2012).

Reverse Stock Split Ratio	Common Stock Outstanding(1)	Authorized and Unissued Common Stock(2)
1 for 10	4,452,019	745,547,981
1 for 30	1,484,006	748,515,994

(1)      The figures in this table are calculated based on the issued and outstanding shares of Old Common Stock as of the record date for the Annual Meeting.  These figures do not take into account any reduction in the number of outstanding shares of common stock resulting from the procedures for cashing out fractional shares.  In addition, the number of common stock shares outstanding does not include shares of common stock issuable upon exercise or conversion of outstanding options, warrants or convertible debt but does include the conversion of the Series A and Series B Preferred Stock.

(2)      These figures are based on a pre-reverse stock split number of 750,000,000 authorized shares as of October 11, 2012.

The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act.  A reverse stock split will not affect the registration of the common stock under the Exchange Act.  After the Effective Date, trades of the New Common Stock will continue to be reported on the NYSE MKT under the Company's symbol "ENA."   A reverse stock split will not result in a Rule 13e-3 transaction as defined under the Exchange Act.

Federal Income Tax Consequences of the Proposed Reverse Stock Splits

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the four proposed reverse stock splits.  The Company, however, believes that because the proposed reverse stock splits are not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, all of the proposed reverse stock splits will have the following federal income tax effects:

1.           A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock resulting from a reverse stock split.  In the aggregate, a shareholder's basis in the shares of New Common Stock resulting from a reverse stock split will equal his basis in his shares of Old Common Stock, excluding any basis attributable to that portion of a share of Old Common Stock which the shareholder surrenders for cash in lieu of a fractional share of New Common Stock resulting from a reverse stock split.

2.           A shareholder's holding period for tax purposes for the shares of New Common Stock resulting from a reverse stock split will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3.           All of the four proposed reverse stock splits will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general non-recognition treatment, and the Company will not recognize any gain or loss as a result of any of the proposed reverse stock splits.

4.           To the extent a shareholder receives cash from the Company in lieu of a fractional share of New Common Stock resulting from one of the proposed reverse stock splits, the shareholder will be treated for tax purposes as though he sold the fractional share of New Common Stock to the Company for cash.  Such a shareholder will recognize a gain equal to the excess of (i) the amount of cash paid to him over (ii) his tax basis in the fractional share of New Common Stock deemed sold.  The gain will be long-term capital gain if the shareholder's shares are a capital asset in his hands and if he has held his shares of Old Common Stock for more than one year.  If the shareholder's tax basis in the fractional share of New Common Stock deemed sold exceeds the amount of cash paid to him , the shareholder will recognize a loss, which loss will be a long-term capital loss if the shareholder’s shares are a capital asset in his hands and if he has held his shares of Old Common Stock for more than one year.

Required Vote and Recommendation

The approval of this Proposal 4 requires the affirmative vote of a majority of the outstanding shares of common stock, voting separately as a class, and the affirmative vote of a majority of the outstanding shares of common stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis (with the Series A Preferred Stock having 1/45th vote per share and the Series B Preferred Stock having 2/45th of a vote per share).

THE BOARD RECOMMENDS A VOTE FOR AN AMENDMENT (IN THE EVENT IT IS DEEMED BY THE BOARD OF DIRECTORS TO BE ADVISABLE) TO ENOVA’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY AT A RATIO WITHIN THE RANGE OF ONE-FOR-10 TO ONE-FOR-30, AS DETERMINED BY THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics

Enova Systems has adopted a “Code of Ethics For Officers, Directors, and Employees” consistent with the Securities and Exchange Commission (SEC) rules requiring a Code of Ethics and the NYSE MKT rules requiring a Code of Conduct and Ethics. It applies to our Board of Directors, Chief Executive Officer, Chief Financial Officer and principal accounting officer, and employees. A copy of the Code of Ethics for Officers, Directors, and Employees may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com). To the extent required by the rules of the SEC and the NYSE MKT, we will post on our website any amendments and waivers relating to our code of ethics with respect to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Board of Directors and its Committees

The authorized number of members of the Board of Directors currently is fixed at six directors, four directors are currently in office and there are two vacancies thereon.  The minimum and maximum number of Directors under our Bylaws is six and nine members, respectively.

The Board of Directors has determined that at least 50% of its current members are independent within the meaning of NYSE MKT rules as applicable to a smaller reporting company. Specifically, Messrs. Riddell, Thunen, and Wallace are independent.

The Board met five times during 2011. The Board schedules regular executive sessions at each of its meetings in which non-employee directors meet without management participation. In addition, at least once each year the independent directors meet without non-independent director participation. Each of the directors attended at least 75% of the total number of meetings of the Board and meetings of the committees of the Board of which he was a member. The Board expects all directors to attend, in person or by phone, our annual meetings of shareholders. All of the Board members attended, in person or by phone, our prior annual meeting of shareholders in December 2011, other than Mr. Thunen who was not a director of the Company at the time of last year’s annual meeting of shareholders.

Audit Committee. The Board of Directors has established a separately-designated Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of this committee are Messrs. Riddell (Chair), Thunen and Wallace. Although there presently are three members of the Audit Committee, NYSE MKT rules permit us, as a smaller reporting company, to have only two members of the Audit Committee. The Board has determined that the members of the Audit Committee are independent under the rules of the SEC and the NYSE MKT. In addition to being independent, Mr. Thunen has been determined by the Board to be an “audit committee financial expert” as defined by the SEC and the NYSE MKT. Mr. Thunen’ designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation. Additionally, his designation as an “audit committee financial expert” does not affect the duties, obligations or liability of any other member of the Audit Committee.

The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met four times during 2011. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com).

Compensation Committee. The Board of Directors has established a Compensation Committee. The current members of this committee are Messrs. Riddell, Thunen and Wallace. The Board has determined that Messrs. Riddell, Thunen and Wallace are independent members of the Compensation Committee under the rules of the NYSE MKT.

The Compensation Committee, among other functions, reviews and recommends compensation structures, programs and amounts, and establishes performance goals and objectives relative to the Chief Executive Officer. The determinations of the Compensation Committee typically are ratified by the full Board of Directors, including a majority of independent directors. In performing its functions with respect to compensation of management and employees (other than compensation for the Chief Executive Officer), the Compensation Committee may rely upon the recommendations of or delegate authority to our Chief Executive Officer. The Compensation Committee met two times during 2011. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com).

Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist it in carrying out its duties. The Compensation Committee has the authority to approve any compensation consultant’s fees and other retention terms. The Company did not engage a compensation consultant during fiscal 2011 to provide advice or recommendations on the amount or form of executive and director compensation.

Nominating and Governance Committee. The Board of Directors has established a Nominating and Governance Committee. The current members of this committee are Messrs. Riddell and Wallace. The Board has determined that Messrs. Riddell and Wallace are independent under the rules of the NYSE MKT. The Nominating and Governance Committee generally monitors, reviews, and makes recommendations on (i) Board composition including assessment of skills, performance, and independence, and (ii) corporate governance matters and practices, including formulating and periodically reviewing the Code of Ethics applicable to the Company’s directors, officers and employees. The Nominating and Governance Committee met one time during 2011. The Board has adopted a written charter for the Nominating and Governance Committee. A copy of the charter may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our web site (www.enovasystems.com).

Board Leadership Structure and Role in Risk Oversight

The Chief Executive Officer and Chairman roles are currently separated between Mr. Micek and Mr. Wallace, respectively. The Board believes that its current leadership structure provides appropriate board oversight and engagement by having our Chief Executive Officer role separate from that of the Chairman of the Board. The Chief Executive Officer is best positioned as the individual with primary responsibility for managing the Company’s day-to-day operations and carries in-depth knowledge and understanding of the Company. The Chairman of the Board chairs regular Board meetings as we discuss key business and strategic issues. In conjunction with the non-executive directors who are elected annually, we believe this structure provides appropriate oversight of the day-to-day management of business operations.

The Board believes that the Company’s governance structure operates to effectively oversee material risks related to the Company. The Board’s role, as a whole and through its committees, in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial and strategic risks. Also, the involvement of the Board in reviewing, approving and monitoring our fundamental financial and business strategies, as contemplated by our corporate governance documents, is important to the determination of the types and appropriate levels of risk the Company undertakes.

Consideration of Director Nominees

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating and Governance Committee considers the person’s qualities and skills, which include business and professional background, history of leadership or contributions to other organizations, functional skill set and expertise, general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly-traded company in today’s business environment, and service on other boards of directors. The Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix both of experience, background, expertise and skills, and of age, gender, and ethnic and racial diversity. There are no specific minimum qualifications for nominees. The Nominating and Governance Committee may employ a variety of methods for identifying and evaluating nominees for director.

The Nominating and Governance Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director which may come to the Nominating and Governance Committee’s attention through current Board members, professional search firms, shareholders or other persons. No fees were paid to any third party to identify or evaluate potential nominees for inclusion in this proxy statement.

In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating and Governance Committee considers nominees recommended by shareholders under the criteria summarized above. The Nominating and Governance Committee will make an initial analysis of the qualities and skills of any candidate recommended by a shareholder or others pursuant to the criteria summarized above to determine whether the candidate is suitable for service on our Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

To request that the Nominating and Governance Committee consider a prospective candidate for election to our Board of Directors at our 2012 Annual Meeting of Shareholders, please submit the candidate’s name and biographical description to: Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Secretary.

Contacting the Board

You may contact any of our directors individually, or our independent directors as a group, by writing to them c/o Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded to the appropriate director(s) as addressed, except for solicitations or other matters unrelated to our company.

Director Compensation

The table below summarizes the total compensation we paid during the fiscal year ended December 31, 2011 to those persons who served on the Board of Directors (other than for Michael Staran, who was, during fiscal 2011, a director and the President and Chief Executive Officer of Enova) during such fiscal year:

Non-Executive Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Richard Davies(A)	—		—	—
John J. Micek(D)	$30,000		—	$30,000
Edwin Riddell(C)	$35,000		$37,000	$62,000
Roy Roberts(B)(C)	$37,500	$		$74,500
John Wallace(C)(D)	$33,750		$37,000	$70,750

(A)
Mr. Davies elected not to receive compensation for his services in the year ended December 31, 2011. Mr. Davies did not receive anything in return for not receiving compensation in the year ended December 31, 2011.  Mr. Davies resigned from the Board of Directors, on June 19, 2012.

(B)	Mr. Roberts resigned as a director effective January 20, 2012.
(C)
In 2011, Messrs. Riddell, Roberts and Wallace received equity options with a grant date fair value of $37,000 for each director that vested over one year on a quarterly basis on the last date of each calendar quarter. The options became fully vested on December 31, 2011.

(D)
For 2008, 2009 and 2010, Mr. Micek was entitled to cash compensation in an aggregate amount of $25,000 for his services as chairman of the Audit Committee and Mr. Roberts was entitled to cash compensation in an aggregate amount of $12,500 for his services on the Audit Committee.  All such compensation was paid to such directors in 2011.  In 2009 and 2010, Mr. Wallace was entitled to cash compensation in an aggregate amount of $8,750 for his services on the Audit Committee, which compensation was paid in 2011.  In 2010, Mr. Riddell was entitled to cash compensation of $5,000 for services as chairman of the Audit Committee, which compensation was paid in 2011.

The provision of the Board compensation, effective as of July 1, 2008, provides that each Director receive quarterly compensation at a flat rate of $5,000 in cash and $7,500 in stock valued at the closing prices of our common stock on the last day of the quarter in which the meeting was held.  Starting in 2009, in lieu of stock for compensation, the Directors received equity options in the Company.  In 2011, Messrs. Riddell, Roberts and Wallace each were granted options to purchase 34,5000 shares of our common stock pursuant to the 2006 Plan, which options had a grant date fair value of $37,000.  The options vested over one year on a quarterly basis on the last date of each calendar quarter.  The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options based on the estimated fair values at the date of grant.  The compensation expense is recognized over the requisite service period.  The Company’s determination of estimated fair value of share-based awards utilizes the Black-Scholes option-pricing model.

In addition, members of the Board who serve on our audit committee are provided additional compensation of $2,500 per quarter for the chairman of the audit committee and $1,250 per quarter for other members of the audit committee. All Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

EXECUTIVE OFFICERS

Mr. Micek is our only executive officer.  Mr. Micek serves as President, Chief Executive Officer, Secretary and Chief Financial Officer of the Company.  Please see “Information Regarding Nominees” above for a biographical discussion regarding Mr. Micek.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2011 and 2010:
					Options Awards ($) (C)		Non-Equity Incentive Plan Compensation ($)(D)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (B)(E)					All Other Compensation ($)(E)	Total ($)
Michael Staran (A)	2011	$280,288	$	__		$76,000	$—	$60,688	$416,976
Chief Executive Officer	2010	$265,000		$60,000	$	__	$96,200	$66,931	$488,131
John J. Micek (E)	2011	$125,038		$—		$51,000	$—	$16,625	$192,663
Chief Financial Officer	2010	$—		$—	$	__	$—	$—	$—
John Mullins	2011	$200,000		$—		$55,000	$—	$12,746	$267,746
Chief Operating Officer	2010	$200,000		$50,000	$	__	$61,444	$8,817	$320,061

(A)
Michael Staran served as directed as a director and President and Chief Executive Officer of the Company in each of 2010 and 2011.  John Mullins served as the Chief Operating Officer of the Company in each of 2010 and 2011.  On June 18, 2012, Mr. Staran resigned from the Board of Directors.  On June 20, 2012, each of Messrs. Staran and Mullins resigned as an employee and officer of the Company.

(B)
For the 2010 year, Messrs. Staran and  Mullins earned compensation based on the Board of Directors March 22, 2010 establishment of executive compensation where the amount of discretionary bonus paid was influenced on several discretionary factors, including, but not limited to gross margin and cash flow targets, amongst other discretionary factors as of December 31, 2010..

(C)
The valuation of option awards issued to employees are calculated in accordance with SEC rules as the grant date fair value is accordance with FASB ASC 718 consistent with the assumptions set forth in Note 12 to the financial statements in this Annual Report on Form 10-K..

(D)
For Mr. Staran, the amount shown attributable to 2011 includes (i) $37,036 for lease of apartment and related insurance; (ii) $8,201 for auto allowance; (iii) $216 value of life insurance premiums paid; and (iv) $11,610 in medical insurance premiums.  In 2010, the amount shown attributable for Mr. Staran includes (i) $36,406 for lease of apartment and related insurance; (ii) $10,147 for auto allowance and insurance; (iii) $216 value of life insurance premiums paid; and (iv) $16, 183 in medical insurance premiums.  For Mr. Micek, the amount shown attributable to 2011 includes (i) $216 value of life insurance premiums paid; (ii) $4,408 in medical insurance premiums paid; and  (iii) $12,000 in office rent.  For Mr. Mullins, the amount shown attributable to 2011 include (i) $7,504 in medical insurance premiums; (ii) 216 value of life insurance premiums; and (ii) $2,968 for auto allowance. In 2010, the amount shown attributable for Mr. Mullins includes (i) $7,504 in medical insurance premiums and (ii) $216 value of life insurance premiums.

(E)
Effective January 1, 2011, Mr. Micek became the Chief Financial Officer and Corporate Security of Enova.  As he was not employed by Enova in 2010, no compensation is reflected in the Summary Compensation Table above.

Employment Agreement

Effective February 11, 2008, we entered into an employment agreement with Michael Staran, the then President and Chief Executive Officer of Enova, to provide him an annual salary of $250,000 beginning as of January 1, 2008 and 12 months’ severance pay. On October 29, 2008, Mr. Staran was granted 12,000 shares of Enova’s common stock. Pursuant to the February 11, 2008 employment agreement, we leased a car for Mr. Staran’s use and pay for related expenses. Mr. Staran also was entitled to reimbursement for an apartment at the rate of $3,057 per month. The employment agreement further provided for life, medical and disability benefits and 15 days of annual accrued vacation. Mr. Staran did not receive compensation in his capacity as a member of the Board of Directors.  On February 17, 2009, the Board of Directors of Enova amended the employment agreement of Mr. Staran to increase the severance payment period under his agreement from 12 months to 18 months. In addition, if severance payments are triggered, Enova would reimburse Mr. Staran up to $20,000 for relocation expenses.  Mr. Staran resigned as a director of the Company on June 18, 2012 and as an executive officer and employee of the Company on June 20, 2012.  Thus, Mr. Staran’s employment agreement, as so amended, is no longer in effect and the Company was not obligated to pay any severance payments or relocation expenses thereunder.

As previously disclosed on a Form 8-K, effective December 7, 2010 and for the fiscal year ending December 31, 2011, the Board of Directors approved a cash bonus arrangement for Messrs. Staran, Mullins and Micek comprised of three separate components which are performance-based, and a bonus arrangement providing for certain payments to Messrs. Staran, Mullins and Micek in the event of an extraordinary transaction the result of which is a change in control of registrant. The performance based components required the achievement of gross margin percentage, gross margin dollar amount and operating cash flow targets. As the performance based goals for the fiscal year ending December 31, 2011 were not achieved, the bonuses were not paid. A discretionary bonus may also be determined by the Compensation Committee in its sole discretion. There were no discretionary bonuses paid for the fiscal year ending December 31, 2011. In addition, as there was no extraordinary transaction changing control of the Company during the year, the bonuses were not paid.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End December 31, 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael Staran	—	300,000	(A)	$0.19	12/18/2014	—	(F)	—
	12,500	37,500	(B)	$0.86	5/12/2021	—		—
	75,000	25,000	(C)	$1.26	12/18/2019	—		—
	66,667	33,333	(D)	$0.80	4/13/2014	—		—
	100,000	—	(E)	$3.81	3/23/2018
	23,000	—		$4.35	9/21/2015
John Micek	—	250,000	(A)	$0.19	12/18/2012
	6,250	18,750	(B)	$0.86	5/12/2021
	34,500	—	(H)	$1.17	12/8/2019
John Mullins	—	200,000	(A)	$0.19	12/18/2019	—		—
	10,000	30,000	(B)	$0.86	5/12/2021	—		—
	37,500	12,500	(C)	$1.26	12/18/2019	—		—
	30,000	—	(E)	$3.81	3/23/2018	—		—
	27,500	2,500	(F)	$0.80	4/13/2019
	30,000	—	(G)	$0.21	3/11/2019

(A)
The options were granted on December 19, 2009 and will vest only in the event that: (a) the Company is sold during the term of the option (the “Term”) for a price that results in proceeds to the Company’s shareholders for search outstanding share of common stock equal to or greater in value than at least twice the exercise price; or (b) during any ten day trading period during the Term when the Company’s common stock have a Volume Weighted Average Price for such ten day trading period equal to or greater than twice the exercise price based on the average of the closing bid and asked prices of the Company’s common stock on the NYSE Amex Exchange or any other U.S. exchange on which our common stock is then listed..

(B)
The options were granted on May 13, 2011 and vest over three years on a quarterly basis on the last day of each calendar quarter provided the option holder is then an officer of Enova as of such date.  The first 1/12 or 8.33% of the shares under each option vested on June 30, 2011.  In the event there is a change of control of Enova, the options will become fully vested..

(C)
The options were granted on December 18, 2009 and vest over three years on a quarterly basis on the last day of each calendar quarter provided the option holder is then an officer of Enova as of such date.  The first 1/12 or 8.33% of the shares under each option vested on January 1, 2010.  In the event there is a change of control of Enova, the options will become fully vested.

(D)
The options were granted on April 14, 2009 and vest over three years on an annual basis on the anniversary of the grant date provided the option holder is then an officer of Enova as of such date.  The first 1/3 or 33.33% of the shares under each option vested on April 14, 2010.  In the event there is a change of control of Enova, the options will become fully vested.

(E)	The options were granted on March 24, 2008 and vested over three years on an annual basis on December 31st of each year, provided the option holder is then an officer of Enova as of such date..

(F)
The options were granted on April 14, 2009 and vest over three years on a quarterly basis on the last day of each calendar quarter provided the option holder is then an officer of Enova as of such date.  The first 1/12 or 8.33% of the shares under each option vested on June 30, 209.  In the event there is a change of control of Enova, the options will become fully vested.

(G)	The options were granted on March 12, 2009 and vest over two years on a quarterly basis on the last day of each calendar quarter provided the option holder is then an officer of Enova as of such date.
(H)
The options were granted on December 8, 2009 and vested over one year on a quarterly basis on the last day of each calendar quarter provided the option holder is then an officer of Enova as of such date.

Current Equity Incentive Plans

We presently have only one active stock-based compensation plan. The 2006 Plan described above authorizes the Compensation Committee to grant stock options and other stock awards to employees and consultants, including executives and directors, and such grants are currently approved by the whole board of directors. The determination of whether option grants are appropriate each year is based upon individual measures established for each individual within the subjective determination of the board of directors. Options are not necessarily granted to each executive during each year. Options granted to executive officers generally vest in conjunction with the attainment of the performance goals of the Company. In 2011, Messrs. Staran, Micek and Mullins were granted stock options from the 2006 Plan covering an aggregate of 865,000 shares of our common stock.

Change of Control and Retirement Arrangements

Each of Michael Staran and John Mullins was party to a severance agreement with the Company.  However, the severance obligations for each ended on his resignation as an employee of the Company and were not triggered thereby.

Effective December 7, 2010 and for the fiscal year ending December 31, 2011, the Board of Directors approved a cash bonus arrangement for Messrs. Staran, Mullins and Micek comprised of three separate components which are performance-based, and a bonus arrangement providing for certain payments to Messrs. Staran, Mullins and Micek in the event of an extraordinary transaction the result of which is a change in control of registrant. The performance based components required the achievement of gross margin percentage, gross margin dollar amount and operating cash flow targets. As the performance based goals for the fiscal year ended December 31, 2011 were not achieved, the bonuses were not paid.  Although the Compensation Committee could have determined, in its sole discretion, to pay such individuals a discretionary bonus, no discretionary bonuses were awarded for the fiscal year ended December 31, 2011. In addition, as there was no extraordinary transaction changing control of the Company during the year, the bonuses that would have been related thereto were not paid.

On July 3, 2012, in connection with his appointment as President and Chief Executive Officer of the Company, the Company agreed to grant to Mr. Micek a stock option exercisable for three years from the date of grant to purchase 4,400,000 shares of our common stock. On July 27, 2012, the Board of Directors determined, as part of Enova's cost-saving measures, to terminate further cash compensation to the Board, effective as of July 1, 2012 and approved the grant to each of Messrs. Thunen, Wallace and Riddell, the non-employee Directors of the Company, of an option, exercisable three years from the date of grant, covering 440,000 shares of our common stock (or an aggregate of 1,320,000 shares to Messrs. Thunen, Wallace and Riddell without giving effect to any reverse stock split). However, the grant of the options to each of Messrs. Micek, Thunen, Wallace and Riddell was made conditional upon shareholder approval of the amendment to the 2006 Plan contemplated in this proxy statement to increase the number of shares reserved for issuance thereunder.   Each of such options will only become exercisable as follows: as to 50% of the shares covered thereby upon the Board of Directors approving, and Enova entering into, a letter of intent or similar agreement contemplating a sale of Enova and, as to the remaining 50% of the shares covered thereby, upon consummation of a sale of Enova.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as to (a) any person, including their address, known to us to own beneficially more than 5% of our voting securities, (b) equity securities beneficially owned by each of the named executive officers described above and directors; and (c) equity securities beneficially owned by our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the SEC’s Regulation 13D-G. Accordingly, the information below reflects stock options, warrants, and other securities beneficially held by the specified person that may be exercised or converted into common stock within 60 days. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of September 28, 2012 and is based upon an aggregate of 44,603,185 voting shares from (i) 44,520,197 shares of common stock outstanding and (ii) potential conversion of Series A Preferred Stock and Series B Preferred Stock into 82,988 shares of common stock.

Owner	Number of Shares of Common Stock	Percent of Common Stock	Percent of Common Stock, Series A and Series B Preferred Stock, and Common Stock Voting Together
Jagen, Pty., Ltd.(1)	3,222,222	7.2%	7.2%
9 Oxford Street, South Ybarra 3141 Melbourne,
Victoria Australia
Shell Asset Management BV(2)	6,054,960	13.6%	13.6%
Sir Winston Churchillaan 366H, 2285 SJ Rijswijk ZH,
The Netherlands
Special Situation Fund, L.P.(3)	3,085,738	6.9%	6.9%
527 Madison Avenue, Suite 2600, New York, NY 10022
Low Beer Managed Accounts(4)	11,324,644	25.4%	25.4%
Scarsdale Securities LLC, 10 Rockefeller Center, New York, NY 10020
Phyllis Esposito (5)	3,000,000	6.7%	6.7%
434 East 52nd
New York, NY 10022
John J. Micek (6)	478,825	1.1%	1.1%
John R. Wallace (7)	140,938	*	*
Edwin O. Riddell (8)	178,667	*	*
Christopher Thunen(9)	500,000	1.1%	1.1%
All Executive Officers and Directors as a group(4 persons)	1,298,430	2.9%	2.9%

(1)
Jagen Pty. Ltd. (Jagen) shares beneficial ownership with Jagen’s controlling shareholder, the B. Liberman Family Trust and its trustee, Jagen Nominees, Pty. Ltd. Mr. Davies, formerly a director of the Company, is Managing Director for Jagen. Boris and Helen Liberman possess ultimate voting and discretionary authority over the shares.

(2)
Based on a Form 3 filed December 15, 2009. Shell Asset Management Company BV manages assets of The Shell Group and its subsidiaries and affiliates, including certain pension plans organized for the benefit of employees of The Shell Group. As such, The Shell Group and such subsidiaries and affiliates, including such pension plans, have the right to the receipt of dividends from, and the proceeds from the sale of, the shares of common stock.

(3)
Based on a Form 4 filed June 26, 2012.  MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P. AWM Investment Company, Inc. (“AWM”) in the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM.  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment power over the portfolio securities of each of the funds listed above.

(4)	Based on a Holdings(s) in Company as filed in Form 4 on March 23, 2012..

(5)	Based on a Schedule 13G filed February 16, 2012.

(6)	Includes 294,917 shares of common stock underlying stock options that are exercisable within 60 days

(7)	Includes 69,000 shares of common stock underlying stock options that are exercisable within 60 days.

(8)	Includes 99,000 shares of common stock underlying stock options that are exercisable within 60 days.
(9)	Mr. Thunen’s beneficial ownership is controlled under the Low Beer Managed Accounts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and beneficial owners of greater than 10% owners of our common stock to file reports of ownership and changes in ownership with the SEC and provide copies to us. Based solely on a review of Section 16 reports and written representations from officers and directors, we believe that during the fiscal year ended December 31, 2011, our officers, directors, and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as follows: Anthony Low-Beer failed to file on a timely basis a Form 3 in connection with his acquisition of shares of common stock representing more than 10% of our outstanding common stock.

TRANSACTIONS WITH RELATED PERSONS

Item 404 of Regulation S-K of the SEC rules requires that we disclose any transaction in which a related person has a direct or indirect material interest and where the amount exceeds $120,000. In the fiscal year ended December 31, 2011 and including any currently proposed transaction, there were no transactions that fit the Item 404 criteria.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PMB Helin Donovan LLP served as our registered independent auditor for the most recently completed fiscal year, and has served in that role since its appointment by the Audit Committee on January 31, 2007.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Fees

The following table sets forth the aggregate fees billed or to be billed by our principal accountant for the following services for the years ended December 31, 2011 and 2010:

	2011		2010
Audit Fees		$180,000		$200,000
Audit-Related Fees	$	----	$	----
Tax Fees		$14,000		$14,000
All Other Fees		$30,000		14,000
Total		$224,000		$228,000

The tax fees above were pre-approved by our Audit Committee as appropriate, which concluded that the provision of such services by PMB Helin Donovan was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has primary responsibility for this process, including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditors their independence from Enova Systems and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Submitted by the Audit Committee

Edwin Riddell (Chair)
Christopher Thunen

The material in the Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by Enova Systems under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

Shareholder Proposals for Annual Meetings

Proposals of shareholders intended to be presented at the next annual meeting must be received by us at our offices at Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Secretary, no later than ________ ____, 2013, a date not less than one hundred twenty (120) days prior to the one year anniversary of our initial mailing to shareholders of this proxy statement. Any shareholder proposals must satisfy the conditions established by the SEC for inclusion in our proxy materials. If a shareholder intends to present a proposal at the 2013 Meeting but does not seek inclusion of that proposal in the proxy statement for that Meeting, the holders of proxies for that Meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by __________ ___, 2013.

Annual Report to Shareholders

Our 2011 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2011, is being mailed to shareholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com).

Enova Systems, Inc.

Computershare Investor Services PLC
PO Box 82
The Pavilions
Bridgwater Road
Bristol BS99 7NH
Telephone 0870 889 4018
Facsimile 0870 703 6101
TextPhone users please call 0870 702 0005
DX 78139
www.computershare.com
United Kingdom Australia Canada Channel Islands Germany Hong Kong Ireland New Zealand Russia South Africa USA

Form of Instruction —Meeting of Shareholders to be held on _______ __, 2012

Kindly note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; or (ii) uniquely designated accounts. The Custodian accepts no liability for any instruction that does not comply with these conditions.

Explanatory Notes:

1.
Please indicate, by placing “X” in the appropriate space overleaf, how you wish your votes to be cast in respect of each of the resolutions. If this form is duly signed and returned, but without specific direction as to how you wish your votes to be cast the form will be rejected.

2.
The ‘Abstain” option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Abstain’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ or ‘Against’ a resolution.

3.	Any alternations to this form should be initialled.

4.	The completion and return of this form will not preclude a member from attending the meeting and voting in person.

5.
Should the holder, or a representative of that holder, wish to attend the meeting and/or vote at the meeting please ensure the relevant box is completed on the reverse. Upon receipt of this instruction, the registered holder, shown above, will receive a Letter of Authority from Computershare Company Nominees Limited authorising the person detailed overleaf to attend on behalf of the holder.

6.	Please ensure the completed voting instrument is returned to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS13 8AE. England

To be effective, all votes must be lodged at the office of the Custodian no later than 72 hours before the commencement of the
Meeting.

Holder:	XXXXXXXXXXXX
Designation:	XXXXXXXXXXXX
SRN:	XXXXXXXXXXXX

Form of Instruction
Please use a black pen. Mark an “X” inside the box to indicate your directions; as shown in this example. ☐

I/We hereby direct the Custodian “Computershare Company Nominees Limited” to vote on my/our behalf at the Meeting of Shareholders to be held at 8:00 a.m. local time at the offices of Reed Smith LLP, located at 101 Second Street, Suite 1800, San Francisco, CA 94105-3659.

Ordinary Resolution	For	Against	Abstain

Please see attached proxy card and return with this Form of Instruction.

Intention to attend
I wish to attend the Meeting of Shareholders. Please email ☐
Lucie.heath@computershare.co.uk if you require a Letter of Representative.

Signature
In the case of joint holders, only one holder need sign. In the case of a corporation, the Form of Instruction should be signed by a duly authorised official whose capacity should be stated, or by an attorney.

DD / MM / YYYY

ENOVA SYSTEMS, INC.	VOTE BY INTERNET - www.proxyvote.com
1560 WEST 190TH STREET TORRANCE, CA 90501
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

ENOVA SYSTEMS, INC.

Annual Meeting of Shareholders

___________ __, 2012 ______ AM Local Time

This proxy is solicited by the Board of Directors

The undersigned shareholder of common stock and/or Series A and/or Series B Preferred Stock of Enova Systems, Inc., a California corporation (the “Company”) hereby appoints John J. Micek and John Boyd and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders to be held at the offices of [Reed Smith LLP, located at 101 Second Street, Suite 1800, San Francisco, CA 94105-3659] on _________ __, 2012, _____ a.m. local time, and any adjournments or postponements thereof (the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees 01 John J. Micek 02 Edwin O. Riddell 03 Christopher Thunen 04 John R. Wallace
The Board of Directors recommends a vote FOR the following proposal:					For	Against	Abstain

2.	To ratify the selection of PMB Helin Donovan, LLP as the Company’s independent auditors for the year ending December 31, 2012.				☐	☐	☐
3.

To approve an amendment to the 2006 Equity Compensation Plan to increase the number of common shares reserved for issuance by 5,720,000 shares from 3,000,000 shares to an aggregate of 8,720,000 shares and to increase the maximum aggregate number of shares of common stock that may be subject to grants made thereunder to any individual during any calendar year from 500,000 shares to 5,000,000 shares.

					☐	☐	☐
4.	To approve an amendment to Enova’s Articles of Incorporation to effect a reverse stock split of the common stock of the Company at a ratio within the range of one-for-10 to one-for-30, as determined by the Board of Directors.				☐	☐	☐

EXHIBIT A

AMENDMENT TO

2006 EQUITY COMPENSATION PLAN

The first and second sentence of Section 3(a) of the 2006 Equity Compensation Plan for Enova Systems, Inc. are amended to read in their entirety as follows:

“Subject to adjustment as described below, (i) the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any forms of Grants under the Plan is eight million seven hundred and twenty thousand  (8,720,000), (ii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under Incentive Stock Options is three million (3,000,000) and (iii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under Awards other than Options is eight million seven hundred and twenty thousand  (8,720,000). The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be five million (5,000,000).”

A-1

EXHIBIT B

FORM OF REVERSE STOCK SPLIT AMENDMENT TO

ARTICLES OF INCORPORATION OF ENOVA SYSTEMS, INC.

         Prior  to  the  Company's  next  Annual  Meeting  of Shareholders,  on the  condition  that  no  other  amendment  to  the  Company's Restated and Amended Articles of Incorporation shall have been filed prior to such annual meeting effecting a reverse stock split of the Common Stock, Article III of the Restated and Amended  Certificate of Incorporation  of Enova Systems,  Inc. be amended by the addition of the following text immediately following the first paragraph of Article III:

              "On the effective date of this amendment to the Restated and Amended Articles of Incorporation (the  "Effective Date"), each issued and outstanding share of Common Stock of this Corporation shall be converted into and  reconstituted as [1/10th up to 1/30th] of a share of Common Stock (the "Reverse  Stock  Split"), there being no conversion or reconstitution of any outstanding shares of Preferred Stock. In lieu of any fractional share to which a holder of Common Stock would otherwise be entitled, this Corporation shall pay cash equal to (i) the average of the high and low sales closing per share prices of the common stock as reported on the NYSE MKT on the Effective Date (adjusted if necessary to reflect the per share price of the Common  Stock  without giving effect to the  conversion and reconstitution  of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would  otherwise have been exchanged for such fractional share interest."

B-1